The Needham Funds, Inc.
10f-3 Transactions
								Shares Purchased
Company	Ticker	Trade Date	Executing Broker	Needham Manager or Co-Manager?	IPO or Secondary	Total Offering	Offering Price / Fund Price Paid	Needham Growth Fund	Needham Aggressive Growth Fund	Needham Small Cap Growth Fund	Lead Managers
Zoetis, Inc.	ZTS	1/31/13	JP Morgan	no	IPO	$ 2,240,000,000.00	26.00	268	151	132	JP Morgan, Bank of America, Merrill Lynch, Barclays Capital
Xoom Corporation	XOOM	2/14/13	Barclays	yes	IPO	$ 101,200,000.00	16.00	1,361	728	638	Barclays Bank PLC (US), Needham & Co.,. Inc.
Artisan Partners AM	APAM	3/6/13	Goldman Sachs	no	IPO	$ 331,630,000.00	30.00	1,371	715	610	Citigroup Inc., Goldman Sachs & Co.
Silver Spring Networks	SSNI	3/12/13	Goldman Sachs	no	IPO	$ 80,750,000.00	17.00	323	-	139	Goldman Sachs & Co., Credit Suisse
Model N, Inc	MODN	3/19/13	JP Morgan	no	IPO	$ 104,470,000.00	15.50	159	-	68	JP Morgan, Deutsche Bank Securities Inc.
Marin Software, Inc	MRIN	3/22/13	Goldman Sachs	no	IPO	$ 105,000,000.00	14.00	13,683	6,855	5,811	Goldman Sachs & Co., Deutsche Bank Securities Inc., Stifel Nicolaus & Co., Inc.
Rally Software	RALY	4/12/13	Deutsche Bank	yes	IPO	$ 84,000,000.00	14.00	2,741	1,322	1,090	Deutsche Bank AG, Piper Jaffray Inc.
Fairway Group	FWM	4/17/13	Credit Suisse	no	IPO	$ 177,450,000.00	13.00	271	130	108	Credit Suisse, Bank of America Merrill Lynch, Jefferies & CO.
Blackhawk Network	HAWK	4/19/13	Goldman Sachs	no	IPO	$ 230,000,000.00	23.00	269	127	107	Goldman Sachs & Co., Bank of America Merrill Lynch, Citigroup
Quintiles Transnational	Q	5/9/13	Barclays	no	IPO	$ 947,370,000.00	40.00	554	268	209	Morgan Stanley, Bank of America Merrill Lynch, Barclays Capital
Quintiles Transnational	Q	5/9/13	Piper Jaffray	no	IPO	$ 947,370,000.00	40.00	554	268	209	Morgan Stanley, Bank of America Merrill Lynch, Barclays Capital
Cyan Inc	CYNI	5/9/13	Goldman Sachs	no	IPO	$ 88,000,000.00	11.00	277	134	104	Goldman Sachs & Co., Jefferies LLC, JP Morgan
Marketo, Inc	MKTO	5/17/13	Goldman Sachs	no	IPO	$ 78,770,000.00	13.00	280	134	104	Goldman Sachs & Co., Credit Suisse First Boston
Tableau Software, Inc	DATA	5/17/13	Goldman Sachs	no	IPO	$ 254,200,000.00	31.00	280	134	104	Goldman Sachs & Co., Credit Suisse First Boston, JP Morgan Securities
ChannelAdvisor Corp	ECOM	5/23/13	Goldman Sachs	yes	IPO	$ 80,500,000.00	14.00	7,234	3,383	2,533	Goldman Sachs & Co., Stifel Nicolaus & Co., Inc.
Ply Gem Holdings, Inc	PGEM	5/23/13	JP Morgan	no	IPO	$ 331,580,000.00	21.00	289	135	102	JP Morgan Securities, Credit Suisse, Deutsche Bank Securities Inc.
LightInTheBox Inc	LITB	6/6/13	Credit Suisse	no	IPO	$ 78,850,000.00	9.50	1,434	677	502	Credit Suisse, Stifel Nicolaus & Co., Inc.
Textura Corporation	TXTR	6/7/13	Credit Suisse	no	IPO	$ 75,000,000.00	15.00	2,878	1,358	1,007	Credit Suisse Securities USA LLC, William Blair & Co. LLC
Gigamon, Inc	GIMO	6/12/13	Goldman Sachs	no	IPO	$ 128,250,000.00	19.00	2,799	1,325	982	Goldman Sachs & Co., Bank of America Merrill Lynch, Barclays Capital
Coty, Inc	COTY	6/13/13	JP Morgan	no	IPO	$ 1,000,000,000.00	17.50	1,392	659	490	Bank of America Merrill Lynch, Barclays Capital, Deutsche Bank AG
Noodles & Co.	NDLS	6/27/13	Morgan Stanley	no	IPO	$ 96,430,000.00	18.00	142	66	48	Morgan Stanley, UBS Investment Bank/US